Exhibit 23.2



                       SHATSWELL, MacLEOD & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 83 Pine Street
                     West Peabody, Massachusetts 01960-3635
                                 (508) 535-0206


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference of our report dated February 9, 1996, except for Note 15, as to which the date is August 2, 1996,
Note 20 as to which the date is August 5, 1996, and Note 17, as to which the date is September 24, 1996, in this Registration Statement on Form S-8 of First Essex Bancorp, Inc.



/s/ Shatswell, MacLeod & Company, P.C.
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SHATSWELL, MacLEOD & COMPANY, P.C.


West Peabody, Massachusetts
September 5, 1997